                              ARTICLES OF INCORPORATION

                                          OF

                              AMERUS LIFE HOLDINGS, INC.




TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

    Pursuant to Section 202 of the Iowa Business Corporation Act, Chapter 490, Code of Iowa (1995), American Mutual Holding Company, a mutual corporation organized under Chapter 491, 1995 Code of Iowa, acting as incorporator, does hereby form an intermediate holding company as provided for by Section 521A.14, 1995 Iowa Code Supplement, as amended by House File 2363 of the Acts of the 1996 session of the 76th Iowa General Assembly, and does hereby adopt the following Articles of Incorporation:

                                      ARTICLE I

    The name of the corporation is AmerUs Life Holdings, Inc.

                                      ARTICLE II

    The corporation shall have perpetual duration.

                                     ARTICLE III

    The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act.

                                      ARTICLE IV

    The aggregate number of shares of stock which the corporation is authorized to issue is ten thousand (10,000) shares of common stock, $1.00 par value.

                                      ARTICLE V

    The street address of the initial registered office of the corporation is 418 Sixth Avenue, Des Moines, Iowa 50309 and the name of its initial registered agent at such address is James A. Smallenberger.

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                                      ARTICLE VI

    The name and address of the incorporator is:

                   American Mutual Holding Company
                   418 Sixth Avenue
                   Des Moines, Iowa  50309

                                     ARTICLE VII

    The name and addresses of the individuals who are to serve as initial directors are:

             Name                           Address
             ----                           -------

         John R. Albers                3825 Gillon Avenue
                                       Dallas, TX  75205

         Wesley H. Boldt               2300 Thornton
                                       Des Moines, IA  50321

         Dr. Joseph A. Borgen          RR 1 Box 119
                                       St. Charles, IA  50240

         Roger K. Brooks               300 Walnut Street
                                       Des Moines, IA  50309

         Malcolm Candlish              465 Walls Way
                                       Osprey, FL  34229

         D T Doan                      670 58th Place
                                       West Des Moines, IA  50266

         Thomas F. Gaffney             2091 Oceanview Drive North
                                       Tierra Verde, FL  33715

         Sam C. Kalainov               681 50th Street
                                       Des Moines, IA  50312

         John W. Norris, Jr.           2100 Lake Park Blvd.
                                       Richardson, TX  75080

         Jack C. Pester                11 Auburn Place
                                       West University Place
                                       Houston, TX  77005

         John A. Wing                  1233 Crain
                                       Evanston, IL  60202


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                                     ARTICLE VIII

    A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for a transaction from which the director derives an improper personal benefit; or (iv) under section 490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

                                      ARTICLE IX

    The time of commencement of the existence of the corporation is at the time of filing the Articles of Incorporation with the Iowa Secretary of State.

    Dated this 1st day of July, 1996.

                                       American Mutual Holding Company


                                       By: /s/ Roger K. Brooks
                                           ------------------------------------
                                            Roger K. Brooks, President and
                                            Chief Executive Officer


                                       By: /s/ James A. Smallenberger
                                           ------------------------------------
                                            James A. Smallenberger, Secretary
STATE OF IOWA      )
                   )    SS
COUNTY OF IOWA     )

    On this 1st day of July, 1996, before me, the undersigned, a Notary
Public in and for said State, personally appeared Roger K. Brooks and James A. Smallenberger, being by me duly sworn, did say that they are the President and Chief Executive Officer and Secretary, respectively, of American Mutual Holding Company, executing the within and foregoing instrument; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and the said President and Chief Executive Officer and Secretary, as such officers, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by them voluntarily executed.
                                            /s/ Julie Lyn Ketterer
                                            -----------------------------------
                                            Notary Public in and for said State


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                               CERTIFICATE OF APPROVAL
                                   ATTORNEY GENERAL

    Pursuant to provisions of the Iowa Code, the undersigned approves the Articles of Incorporation of AmerUs Life Holdings, Inc., and finds them in conformance with the laws of the United States and with the laws and Constitution of the State of Iowa.

                                            THOMAS J. MILLER
                                            Attorney General of Iowa


7-29-96                                     /s/ SCOTT M. GALENBECK
- ----------------                            -----------------------------------
Date                                   By:  SCOTT M. GALENBECK
                                            Assistant Attorney General


                               CERTIFICATE OF APPROVAL
                              COMMISSIONER OF INSURANCE


    Pursuant to the provisions of the Iowa Code, the undersigned approves the Articles of Incorporation of AmerUs Life Holdings, Inc.

                                            THERESE M. VAUGHAN
                                            Commissioner of Insurance


8-1-96                                      /s/ ROBERT L. HOWE
- ----------------                            -----------------------------------
Date                                   By:  ROBERT L. HOWE
                                            Deputy Commissioner and
                                            Chief Examiner



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